Exhibit 99.1

Contacts:	Investors/Analysts
Tiffany Louder
Alliance Data
214-494-3048
Tiffany.Louder@alliancedata.com

Media
Shelley Whiddon
Alliance Data
214-494-3811
Shelley.Whiddon@alliancedata.com

Alliance Data Reports Third Quarter 2019 Results

•	Company Returns to Revenue Growth
•	Enterprise-wide Expense Reduction Program Expected to Provide More Than $100 Million of Incremental Annualized Savings
•	Full Year 2019 Earnings Guidance Updated

COLUMBUS, Ohio, October 24, 2019 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced its results for the third quarter, ended September 30, 2019.

SUMMARY	Quarter Ended September 30,
(in millions, except per share amounts)	2019	2018	% Change
Revenue	$1,438	$1,423	1%
Income from continuing operations	$122	$289	-58%
Net (loss) income	$(108)	$297	-136%
Income from continuing operations per diluted share (“EPS”)	$2.41	$5.25	-54%
Net (loss) income per diluted share	$(2.13)	$5.39	-140%
Diluted shares outstanding	50.4	55.0
*******************************
Supplemental Non-GAAP Metrics (a):
Adjusted EBITDA	$481	$538	-11%
Adjusted EBITDA, net of funding costs (“adjusted EBITDA, net”)	$367	$439	-16%
Core earnings per diluted share (“core EPS”)	$5.05	$5.37	-6%
(a)	See “Financial Measures” for a discussion of non-GAAP financial measures.

Alliance Data Systems Corporation
October 24, 2019

“Material progress has been made in executing our strategic plan and business transformation initiatives.  As expected in Card Services, our third quarter results reflect performance improvements across several key metrics, including net charge-offs, credit card and loan receivables and credit sales.  For instance, recent new business wins contributed 6% to year-over-year growth in reported credit sales.  This represents the first quarter of positive year-over-year comparisons for this line of business in 2019.” commented Melisa Miller, president and chief executive officer of Alliance Data.

“We continue to build on our foundation for a return to earnings growth, and we are laser-focused on streamlining our operating model.  This includes reducing our cost structure, which we expect will result in significant savings while continuing to deliver differentiated solutions to the marketplace. We expect ongoing cost reduction initiatives to produce more than $100 million of incremental, annualized cost savings, further enhancing our financial performance.

“We have completed a number of our strategic initiatives—to include the Epsilon® divestiture, certain portfolio sales and corporate restructurings.  With a view forward, we believe our business will emerge well-positioned to return to more consistent, sustainable earnings growth. We are uniquely positioned in the markets we serve, and our sizeable addressable market and lower operating costs will set the stage for performance improvement in 2020 and beyond” Miller concluded.

CONSOLIDATED RESULTS

Revenue increased 1 percent to $1.44 billion as compared to the third quarter of 2018, while EPS decreased to $2.41 for the third quarter of 2019.   Income from continuing operations was negatively affected by restructuring charges and the loss on the early extinguishment of debt, which impacted EPS by approximately $1.86.  Net income was further affected by the after-tax loss on the Epsilon sale, which negatively impacted net income per diluted share by approximately $4.45.  Adjusted EBITDA, net decreased 16 percent to $367 million compared to $439 million for the third quarter of 2018.  Core EPS decreased 6 percent to $5.05 for the third quarter of 2019 versus $5.37 in third quarter of 2018.

SEGMENT RESULTS
	Quarter Ended September 30,
(in millions)	2019	2018	% Change
Revenue:
Card Services	$1,192	$1,163	+3%
LoyaltyOne	$246	$260	-6%
Total revenue	$1,438	$1,423	+1%

Adjusted EBITDA, net:
Card Services	$328	$414	-21%
LoyaltyOne	$58	$63	-8%
Corporate/other	$(19)	$(38)	-51%
Total adjusted EBITDA, net	$367	$439	-16%

Alliance Data Systems Corporation
October 24, 2019

Card Services: Revenue increased 3 percent to $1.19 billion, while adjusted EBITDA, net decreased 21 percent to $328 million. Gross yields decreased 20 basis points to 24.7 percent on 3 percent growth of normalized average credit card receivables (credit card receivables plus held-for-sale receivables). The provision for loan loss increased 51 percent, or $100 million, to $297 million.  In the third quarter of 2018, we had a decrease in our receivables and improved credit metrics, which led to an allowance release.  In the third quarter of 2019, we saw higher receivables and stable credit metrics leading to an allowance build.   Operating expenses remained flat at $481 million. Excluding the mark-to-market charges, operating expenses expressed as a percentage of normalized average credit card receivables decreased approximately 100 basis points to 8.7 percent of normalized average credit card receivables.

LoyaltyOne®: Revenue decreased 6 percent to $246 million, while adjusted EBITDA, net decreased 8 percent to $58 million for the third quarter of 2019 compared to the third quarter of 2018. Revenue increased 1 percent compared with the prior year period when adjusted for unfavorable foreign exchange rates and additional product redemptions now recorded as net revenue. Adjusted EBITDA, net, on a constant currency basis, decreased 6 percent due to product mix.  AIR MILES® reward miles issued were 1 percent below the 2018 third quarter due to decreased promotional activity. Initiatives implemented during the quarter to lower operating costs at both the AIR MILES Reward Program and BrandLoyalty resulted in approximately $42 million in restructuring and other charges.

Guidance/Outlook

Recent prime rate changes, an adjustment to the value of certain held-for-sale credit card receivable portfolios, and lower average receivables caused an aggregate reduction in expected core EPS.  As a result of these factors, the Company has lowered its full-year 2019 core EPS guidance range to $16.75 to $17.00 (assumes no further interest rate reductions from the Federal Open Market Committee).  On a pro forma basis, which assumes the full year effect of the lower share count, debt retirement and company-wide expense reductions, expected core EPS guidance would range from $20.50 to $20.75.

Since the receipt of the $3.5 billion net proceeds from the Company’s sale of its Epsilon segment, Alliance Data has retired $2.4 billion of corporate debt, which is expected to yield annualized interest cost savings of approximately $120 million.

Additionally, as previously announced, Alliance Data successfully completed a “modified Dutch Auction” tender offer, repurchasing 5,050,505 shares at a price of $148.50 per share. The aggregate cost of that transaction was approximately $750 million, exclusive of fees and expenses related to the tender offer. The Company expects to opportunistically allocate the remaining net proceeds of approximately $350 million based on management’s assessment of potential investments to accelerate organic growth, its cash requirements, and the benefit from additional share buybacks.

Looking ahead, management continues to have confidence in the successful execution of its business strategy transformation and streamlining efforts, with the majority of initiatives completed or in progress. These initiatives, designed to provide a leaner, simplified operating model for all of Alliance Data’s businesses, will position the company for low-single digit revenue growth in 2020 and mid-twenties to high-twenties year-over-year improvement in our core EPS.

Alliance Data Systems Corporation
October 24, 2019

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding strategic initiatives, our expected operating results, future economic conditions including currency exchange rates, future dividend declarations and the guidance we give with respect to our anticipated financial performance.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Further risks and uncertainties include, but are not limited to, the impact of strategic initiatives on us or our business if any transactions are undertaken, and whether the anticipated benefits of such transactions can be realized as well as whether or if any share repurchases are completed.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Financial Measures

In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, the Company may present financial measures that are non-GAAP measures, such as constant currency financial measures, adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA, net of funding costs, core earnings and core earnings per diluted share (core EPS). Constant currency excludes the impact of fluctuations in foreign exchange rates. The Company calculates constant currency by converting our current period local currency financial results using the prior period exchange rates. The Company uses adjusted EBITDA and adjusted EBITDA, net as an integral part of internal reporting to measure the performance and operational strength of reportable segments and to evaluate the performance of senior management. Adjusted EBITDA eliminates the uneven effect across all reportable segments of non-cash depreciation of tangible assets and amortization of intangible assets, including certain intangible assets that were recognized in business combinations, and the non-cash effect of stock compensation expense. Adjusted EBITDA also excludes restructuring or strategic transaction costs and loss on the extinguishment of debt. Similarly, core earnings and core EPS eliminate non-cash or non-operating items, including, but not limited to, stock compensation expense, amortization of purchased intangibles, restructuring or strategic transaction costs, loss on the extinguishment of debt, amortization of debt issuance and hedging costs. The Company believes that these non-GAAP financial measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors regarding the Company’s performance and overall results of operations.

Alliance Data Systems Corporation
October 24, 2019

Reconciliation of Non-GAAP Financial Measures

Reconciliations to comparable GAAP financial measures are available in the accompanying schedules, which are posted as part of this earnings release in both the News and Investors sections on the Company’s website (www.alliancedata.com). No reconciliation is provided with respect to forward-looking annual guidance for 2019 core EPS as the Company cannot reliably predict all necessary components or their impact to reconcile core EPS to GAAP EPS without unreasonable effort. The events necessitating a non-GAAP adjustment are inherently unpredictable and may have a material impact on the Company’s future results.

The financial measures presented are consistent with the Company’s historical financial reporting practices. Core earnings and core EPS represent performance measures and are not intended to represent liquidity measures. The non-GAAP financial measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in other various agreements or public filings.

Conference Call

Alliance Data will host a conference call on Thursday, October 24, 2019 at 8:30 a.m. (Eastern Time) to discuss the Company’s third-quarter 2019 results. The conference call will be available via the Internet at www.alliancedata.com. There will be several slides accompanying the webcast. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary software. The recorded webcast will also be available on the Company’s website.

If you are unable to participate in the conference call, a replay will be available. To access the replay, please dial (800) 585-8367 or (416) 621-4642 and reference conference ID number “1592308”. The replay will be available at approximately 11:45 a.m. (Eastern Time) on Thursday, October 24, 2019.

About Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Columbus, Ohio, Alliance Data consists of businesses that together employ over 10,000 associates at more than 50 locations worldwide.

Alliance Data’s card services business is a provider of market-leading private label, co-brand, and business credit card programs. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada’s most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.  In July 2019 Alliance Data completed the sale of its Epsilon® business to Publicis Groupe.

Follow Alliance Data on Twitter, Facebook, LinkedIn, Instagram and YouTube.

Alliance Data Systems Corporation
October 24, 2019

ALLIANCE DATA SYSTEMS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Revenue	$1,437.6	$1,423.1	$4,120.3	$4,202.0
Operating expenses:
Cost of operations	719.3	697.6	2,110.0	1,960.7
Provision for loan loss	297.3	196.8	806.8	846.3
Depreciation and amortization	44.9	48.9	133.2	146.3
Loss on extinguishment of debt	71.9	—	71.9	—
Total operating expenses	1,133.4	943.3	3,121.9	2,953.3
Operating income	304.2	479.8	998.4	1,248.7
Interest expense, net:
Securitization funding costs	51.4	56.1	160.3	163.4
Interest expense on deposits	62.5	43.4	164.4	115.6
Interest expense on long-term and other debt, net	26.1	37.3	102.7	118.5
Total interest expense, net	140.0	136.8	427.4	397.5
Income from continuing operations before income taxes	$164.2	$343.0	$571.0	$851.2
Income tax expense	42.6	54.3	128.8	158.8
Income from continuing operations	121.6	288.7	442.2	692.4
(Loss) income from discontinued operations, net of taxes (1)	(229.2)	7.8	(261.7)	(14.2)
Net (loss) income	$(107.6)	$296.5	$180.5	$678.2

Per share data:

Weighted average shares outstanding – basic	48.8	54.8	51.1	55.2
Weighted average shares outstanding – diluted	50.4	55.0	52.1	55.4

Basic – Income from continuing operations	$2.47	$5.27	$8.49	$12.55
Basic – (Loss) income from discontinued operations	(4.69)	0.14	(5.12)	(0.25)
Basic – Net (loss) income	$(2.22)	$5.41	$3.37	$12.30

Diluted – Income from continuing operations	$2.41	$5.25	$8.50	$12.51
Diluted – (Loss) income from discontinued operations	(4.54)	0.14	(5.03)	(0.26)
Diluted – Net (loss) income	$(2.13)	$5.39	$3.47	$12.25

(1)
Includes the allocation of interest expense associated with the Company’s $500.0 million mandatory repayment of its revolving credit facility and $1.9 billion in senior notes outstanding, as well as the post-tax loss on the sale of Epsilon, which was completed on July 1, 2019.

Alliance Data Systems Corporation
October 24, 2019

ALLIANCE DATA SYSTEMS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	September 30, 2019	December 31, 2018
Assets
Cash and cash equivalents	$4,512.5	$3,817.4
Credit card and loan receivables:
Credit card and loan receivables	17,927.9	17,855.0
Allowance for loan loss	(1,065.5)	(1,038.3)
Credit card and loan receivables, net	16,862.4	16,816.7
Credit card receivables held for sale	1,418.6	1,951.6
Redemption settlement assets, restricted	593.6	558.6
Right of use assets - operating	255.2	—
Intangible assets, net	174.4	217.4
Goodwill	937.3	954.8
Other assets	2,403.8	1,913.8
Assets of discontinued operations	—	4,157.4
Total assets	$27,157.8	$30,387.7

Liabilities and Stockholders’ Equity
Deferred revenue	$897.3	$875.3
Deposits	12,502.1	11,793.7
Non-recourse borrowings of consolidated securitization entities	6,894.4	7,651.7
Long-term and other debt	2,846.1	5,725.4
Operating lease liabilities	306.3	—
Other liabilities	2,214.7	1,749.1
Liabilities of discontinued operations	—	260.4
Total liabilities	25,660.9	28,055.6
Stockholders’ equity	1,496.9	2,332.1
Total liabilities and stockholders’ equity	$27,157.8	$30,387.7

Alliance Data Systems Corporation
October 24, 2019

ALLIANCE DATA SYSTEMS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Nine Months Ended September 30,
	2019	2018

Cash Flows from Operating Activities:
Net income	$180.5	$678.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	206.4	366.2
Deferred income taxes	(187.0)	(30.3)
Provision for loan loss	806.8	846.3
Non-cash stock compensation	54.3	64.2
Amortization of deferred financing costs	32.6	36.2
Gain on sale of business	(512.2)	—
Loss on extinguishment of debt	71.9	—
Asset impairment charges	49.3	—
Change in operating assets and liabilities, net of sale of business	611.8	(221.5)
Originations of loan receivables held for sale	—	(4,799.0)
Sales of loan receivables held for sale	—	4,928.8
Other	215.8	156.3
Net cash provided by operating activities	1,530.2	2,025.4

Cash Flows from Investing Activities:
Change in redemption settlement assets	(7.0)	(37.4)
Change in credit card and loan receivables	(678.2)	(708.1)
Proceeds from sale of business	4,369.6	—
Purchase of credit card portfolios	(924.8)	—
Sale of credit card portfolios	980.0	55.4
Capital expenditures	(119.2)	(149.3)
Other	30.1	(21.3)
Net cash provided by (used in) investing activities	3,650.5	(860.7)

Cash Flows from Financing Activities:
Borrowings under debt agreements	2,092.3	3,207.3
Repayments of borrowings	(4,979.8)	(3,466.0)
Net increase in deposits	709.4	421.3
Non-recourse borrowings of consolidated securitization entities	3,576.8	2,577.3
Repayments/maturities of non-recourse borrowings of consolidated securitization entities	(4,332.2)	(3,915.0)
Payment of debt extinguishment costs	(46.1)	—
Payment of deferred financing costs	(27.1)	(21.3)
Purchase of treasury shares	(975.9)	(197.0)
Dividends paid	(97.4)	(94.5)
Other	(16.1)	(18.1)
Net cash used in financing activities	(4,096.1)	(1,506.0)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.6)	(3.1)
Change in cash, cash equivalents and restricted cash	1,084.0	(344.4)
Cash, cash equivalents and restricted cash at beginning of period	3,967.7	4,314.7
Cash, cash equivalents and restricted cash at end of period	$5,051.7	$3,970.3

Note:  The cash flow statement is presented with the combined cash flows from discontinued operations with cash flows from continuing operations within each cash flow statement category.

Alliance Data Systems Corporation
October 24, 2019

ALLIANCE DATA SYSTEMS CORPORATION
SUMMARY FINANCIAL HIGHLIGHTS
(In millions)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	Change	2019	2018	Change
Segment Revenue:
LoyaltyOne	$245.5	$260.2	(6)%	$700.7	$735.1	(5)%
Card Services	1,192.0	1,162.9	3	3,419.3	3,466.5	(1)
Corporate/Other	0.1	—	nm*	0.3	0.4	nm*
Total	$1,437.6	$1,423.1	1%	$4,120.3	$4,202.0	(2)%

Segment Adjusted EBITDA, net:
LoyaltyOne	$58.2	$63.4	(8)%	$164.3	$186.8	(12)%
Card Services	328.0	414.3	(21)	910.1	1,068.6	(15)
Corporate/Other	(18.9)	(38.8)	(51)	(80.9)	(104.2)	(22)
Total	$367.3	$438.9	(16)%	$993.5	$1,151.2	(14)%

Key Performance Indicators:
Credit sales	$7,824	$7,376	6%	$21,690	$21,749	—%
Credit sales - active	$7,009	$6,142	14%	$19,229	$17,602	9%
Average receivables	$17,449	$17,580	(1)%	$17,032	$17,624	(3)%
Gross yield	24.7%	24.9%	(0.2)%	24.3%	24.9%	(0.6)%
Net principal loss rate	5.6%	5.9%	(0.3)%	6.0%	6.3%	(0.3)%
Delinquency rate	5.9%	5.8%	0.1%	5.9%	5.8%	0.1%
AIR MILES reward miles issued	1,344	1,361	(1)%	4,025	4,032	—%
AIR MILES reward miles redeemed	1,078	1,076	—%	3,217	3,322	(3)%

* nm-not meaningful

Alliance Data Systems Corporation
October 24, 2019

ALLIANCE DATA SYSTEMS CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Adjusted EBITDA and Adjusted EBITDA, net:
Income from continuing operations	$121.6	$288.7	$442.2	$692.4
Income tax expense	42.6	54.3	128.8	158.8
Total interest expense, net	140.0	136.8	427.4	397.5
Depreciation and other amortization	19.9	20.7	59.8	59.8
Amortization of purchased intangibles	25.0	28.2	73.4	86.5
Stock compensation expense	3.0	9.7	24.6	35.2
Strategic transaction costs (1)	2.3	—	5.0	—
Restructuring and other charges (2)	54.9	—	85.1	—
Loss on extinguishment of debt (3)	71.9	—	71.9	—
Adjusted EBITDA	$481.2	$538.4	$1,318.2	$1,430.2
Less: Funding costs (4)	113.9	99.5	324.7	279.0
Adjusted EBITDA, net of funding costs	$367.3	$438.9	$993.5	$1,151.2

Core Earnings:
Income from continuing operations	$121.6	$288.7	$442.2	$692.4
Add back: non-cash/ non-operating items:
Stock compensation expense	3.0	9.7	24.6	35.2
Amortization of purchased intangibles	25.0	28.2	73.4	86.5
Non-cash interest (5)	10.5	9.0	29.2	31.0
Strategic transaction costs (1)	2.3	—	5.0	—
Restructuring and other charges (2)	54.9	—	85.1	—
Loss on extinguishment of debt (3)	71.9	—	71.9	—
Income tax effect (6)	(34.4)	(40.1)	(73.4)	(84.2)
Core earnings	$254.8	$295.5	$658.0	$760.9

Weighted average shares outstanding – diluted	50.4	55.0	52.1	55.4

Core earnings per share – diluted	$5.05	$5.37	$12.64	$13.74

(1)	Represents costs for professional services associated with strategic initiatives.
(2)	Represents costs associated with restructuring or other exit activities.
(3)
Represents loss on extinguishment of debt resulting from the redemption price of the senior notes and the write-off of deferred issuance costs related to the July 2019 extinguishment of $1.9 billion outstanding senior notes and a mandatory payment of $500.0 million of the Company’s revolving credit facility.

(4)	Represents interest expense on deposits and securitization funding costs.
(5)	Represents amortization of debt issuance costs.
(6)	Represents the tax effect including the related non-GAAP measure adjustments using the expected effective annual tax rate.

Alliance Data Systems Corporation
October 24, 2019

	Three Months Ended September 30, 2019
	LoyaltyOne	Card Services	Corporate/ Other	Total
Operating (loss) income	$(4.4)	$413.9	$(105.3)	$304.2
Depreciation and amortization	19.8	23.5	1.6	44.9
Stock compensation expense	0.7	2.4	(0.1)	3.0
Strategic transaction costs	0.1	—	2.2	2.3
Restructuring and other charges	42.0	2.1	10.8	54.9
Loss on extinguishment of debt	—	—	71.9	71.9
Adjusted EBITDA	58.2	441.9	(18.9)	481.2
Less: Funding costs	—	113.9	—	113.9
Adjusted EBITDA, net	$58.2	$328.0	$(18.9)	$367.3

	Three Months Ended September 30, 2018
	LoyaltyOne	Card Services	Corporate/ Other	Total
Operating income (loss)	$40.3	$484.9	$(45.4)	$479.8
Depreciation and amortization	21.0	26.0	1.9	48.9
Stock compensation expense	2.1	2.9	4.7	9.7
Adjusted EBITDA	63.4	513.8	(38.8)	538.4
Less: Funding costs	—	99.5	—	99.5
Adjusted EBITDA, net	$63.4	$414.3	$(38.8)	$438.9

	Nine Months Ended September 30, 2019
	LoyaltyOne	Card Services	Corporate/ Other	Total
Operating income (loss)	$47.9	$1,154.5	$(204.0)	$998.4
Depreciation and amortization	59.7	68.5	5.0	133.2
Stock compensation expense	6.5	9.7	8.4	24.6
Strategic transaction costs	0.3	—	4.7	5.0
Restructuring and other charges	49.9	2.1	33.1	85.1
Loss on extinguishment of debt	—	—	71.9	71.9
Adjusted EBITDA	164.3	1,234.8	(80.9)	1,318.2
Less: Funding costs	—	324.7	—	324.7
Adjusted EBITDA, net	$164.3	$910.1	$(80.9)	$993.5

	Nine Months Ended September 30, 2018
	LoyaltyOne	Card Services	Corporate/ Other	Total
Operating income (loss)	$114.2	$1,261.1	$(126.6)	$1,248.7
Depreciation and amortization	64.5	76.0	5.8	146.3
Stock compensation expense	8.1	10.5	16.6	35.2
Adjusted EBITDA	186.8	1,347.6	(104.2)	1,430.2
Less: Funding costs	—	279.0	—	279.0
Adjusted EBITDA, net	$186.8	$1,068.6	$(104.2)	$1,151.2